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                                   EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

    The Registrant owns all of the outstanding stock of the following corporations, which are included in the Consolidated Financial Statements filed with this report:

                    DUTCHESS MALL SEWAGE PLANT, INC. (a New York corporation)
                    J. W. M. REALTY CORP. (an Ohio corporation)

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